EXHIBIT 23.1

(Letterhead of Cletha A. Walstrand, Esq.)

March 12, 2002

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re: Consent to be named in the S-8 Registration Statement

of Regent Energy Corporation, a Nevada corporation (the

"Registrant"), SEC File No. 0-08536, to be filed on or

about March 12, 2002, covering the registration

and issuance of 6,018,000 shares of common stock to two

individual consultants

Ladies and Gentlemen:

I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

Very truly yours,

/s/ Cletha A. Walstrand

Attorney at Law